Exhibit 32.1

CERTIFICATION OF PERIODIC REPORT

I, Jun Ma, President, Chief Executive Officer and Interim Chief Financial Officer of Vasomedical, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)
the Annual Report on Form 10-K/A of the Company for the fiscal year ended May 31, 2010 (the “Report”),  fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  November 5, 2010
/s/ Jun Ma
Jun Ma
President, Chief Executive Officer  and Interim Chief Financial Officer